Exhibit 99.2

United Reports June 2017

Operational Performance

CHICAGO, July 11, 2017 – United Airlines (UAL) today reported June 2017 operational results.

UAL’s June 2017 consolidated traffic (revenue passenger miles) increased 3.4 percent and consolidated capacity (available seat miles) increased 5.0 percent versus June 2016. UAL’s June 2017 consolidated load factor decreased 1.4 points compared to June 2016.

Scott Kirby, president of United Airlines, said, “As we continue to put our customers at the center of everything we do, one of the most valuable things we can provide is the safest and most reliable operation. In June we continued our impressive streak, finishing the second quarter as the best airline operation among major competitors – all while carrying more customers on our flights than ever before. Last month’s performance capped off an exceptional first half for our operation, and we look to continue this momentum through the second half of the year and beyond. We are on an exciting journey – one only made possible through the hard work and professionalism of the more than 87,000 United team members driving us to be the best airline for our customers and everyone we serve.”

The company now expects second-quarter 2017 consolidated passenger unit revenue to be up approximately 2.0 percent compared to the second quarter of 2016, the mid-point of the company’s original guidance range of 1.0 to 3.0 percent. With the exception of the Pacific, all regions performed in-line with to slightly better than initial expectations. As noted in the May traffic release, the Pacific region experienced incremental weakness in the quarter due to unfavorable supply and demand dynamics in China and Hong Kong.

About United

United Airlines and United Express operate approximately 4,500 flights a day to 338 airports across five continents. In 2016, United and United Express operated more than 1.6 million flights carrying more than 143 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates 748 mainline aircraft and the airline’s United Express carriers operate 475 regional aircraft. The airline is a founding member of Star Alliance, which provides service to more than 190 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

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United Reports June 2017 Operational Performance / Page 2

Preliminary Operational Results

	June			Year-to-Date

	2017	2016	Change	2017	2016	Change
REVENUE PASSENGER MILES (000)
Domestic	11,486,442	10,834,525	6.0%	59,337,722	56,584,364	4.9%
Mainline	9,606,457	8,771,888	9.5%	48,546,418	45,134,623	7.6%
Regional	1,879,985	2,062,637	(8.9%)	10,791,304	11,449,741	(5.8%)
International	8,802,176	8,788,153	0.2%	44,629,377	44,014,313	1.4%
Atlantic	3,840,347	3,859,530	(0.5%)	16,309,965	16,398,779	(0.5%)
Pacific	3,020,271	3,061,851	(1.4%)	16,763,543	16,376,906	2.4%
Latin	1,941,558	1,866,772	4.0%	11,555,869	11,238,628	2.8%
Mainline	1,871,725	1,787,626	4.7%	11,116,666	10,787,233	3.1%
Regional	69,833	79,146	(11.8%)	439,203	451,395	(2.7%)
Consolidated	20,288,618	19,622,678	3.4%	103,967,099	100,598,677	3.3%

AVAILABLE SEAT MILES (000)
Domestic	13,140,909	12,198,154	7.7%	69,663,220	66,715,366	4.4%
Mainline	10,900,210	9,834,371	10.8%	56,547,402	52,987,862	6.7%
Regional	2,240,699	2,363,783	(5.2%)	13,115,818	13,727,504	(4.5%)
International	10,523,689	10,341,814	1.8%	57,611,511	56,282,895	2.4%
Atlantic	4,691,113	4,736,497	(1.0%)	22,262,483	22,573,993	(1.4%)
Pacific	3,530,620	3,445,398	2.5%	21,279,851	20,057,194	6.1%
Latin	2,301,956	2,159,919	6.6%	14,069,177	13,651,708	3.1%
Mainline	2,209,517	2,058,597	7.3%	13,437,289	12,997,935	3.4%
Regional	92,439	101,322	(8.8%)	631,888	653,773	(3.3%)
Consolidated	23,664,598	22,539,968	5.0%	127,274,731	122,998,261	3.5%

PASSENGER LOAD FACTOR
Domestic	87.4%	88.8%	(1.4) pts	85.2%	84.8%	0.4 pts
Mainline	88.1%	89.2%	(1.1) pts	85.9%	85.2%	0.7 pts
Regional	83.9%	87.3%	(3.4) pts	82.3%	83.4%	(1.1) pts
International	83.6%	85.0%	(1.4) pts	77.5%	78.2%	(0.7) pts
Atlantic	81.9%	81.5%	0.4 pts	73.3%	72.6%	0.7 pts
Pacific	85.5%	88.9%	(3.4) pts	78.8%	81.7%	(2.9) pts
Latin	84.3%	86.4%	(2.1) pts	82.1%	82.3%	(0.2) pts
Mainline	84.7%	86.8%	(2.1) pts	82.7%	83.0%	(0.3) pts
Regional	75.5%	78.1%	(2.6) pts	69.5%	69.0%	0.5 pts
Consolidated	85.7%	87.1%	(1.4) pts	81.7%	81.8%	(0.1) pts

ONBOARD PASSENGERS (000)
Mainline	10,087	9,203	9.6%	51,909	47,916	8.3%
Regional	3,476	3,765	(7.7%)	19,443	20,587	(5.6%)
Consolidated	13,563	12,968	4.6%	71,352	68,503	4.2%

CARGO REVENUE TON MILES (000)
Total	279,974	229,021	22.2%	1,575,732	1,301,211	21.1%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	64.5%	59.9%	4.6 pts
Mainline Completion Factor	99.5%	99.2%	0.3 pts

1 Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of these statistics

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United Reports June 2017 Operational Performance / Page 3

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals,” “look to continue” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; economic and political instability and other risks of doing business globally; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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